EXHIBIT 10.4

AMENDMENT TO ROYALTY RIGHTS AGREEMENT

This Amendment amends that certain Royalty Rights Agreement (“Agreement”) made and entered into this first day of June 2010, by and between Moving Box Entertainment, LLC, its successors and assigns, a North Carolina limited liability company of 222 East Jones Avenue, Wake Forest, North Carolina 27587 (“Moving Box”), and Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 163 Kentucky Ave, Lexington, Ky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642 (Garrett, LLC, Ian McKinnon, and Brad Miller are hereinafter collectively referred to as “Investors”).

Moving Box and the Investors agree that notwithstanding any provision of the Agreement to the contrary, following distribution to Investors under Section 2.2, no funds shall be distributed to Investors, and Investors waive their rights to any distributions, until Moving Box shall have distributed up to its parent Moving Box, Inc. an amount equal to all funds necessary to repay in full any funds loaned or advanced to Moving Box, Inc. by its president Andreas Wilcken Jr., including but not limited to that certain promissory note from Moving Box, Inc. to Andreas Wilcken, Jr. in the amount of $110,200, in accordance with the terms of that note, and any funds advanced by Andreas Wilcken, Jr. to fund operations of Moving Box, Inc.

Moving Box and the Investors further agree that no distributions shall be made to Investors under Section 2.2 or any other provision of this Agreement until Moving Box shall have shall have distributed up to its parent Moving Box, Inc. an amount equal to all funds necessary to fund operating expenses of Moving Box, Inc. on an on-going basis.

This Amendment to Agreement has been executed by the parties either individually or by and through their duly-authorized officers, owners or agents as of January 13, 2011.

MOVING BOX ENTERTAINMENT,LLC
By:	/s/ Andreas Wilcken
Title:	Principal

INVESTORS:

GARRETT, LLC

By:	/s/ Cory Heitz, Principal

/s/ Ian Mckinnon

/s/ Brad Miller